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                                                                 EXHIBIT 5.1

                            MORRISON & FOERSTER LLP
             1290 Avenue of the Americas, New York, New York 10104
                        212-468-8000 * FAX 212-468-7900



                               November 8, 1999



Razorfish, Inc.
107 Grand Street, 3rd Floor
New York, New York 10013


    Re:  International Integration Incorporated 1993 Stock Plan
         International Integration Incorporated 1996 Stock Plan
         International Integration Incorporated 1998 Stock Incentive Plan International Integration Incorporated 1998 Non-Employee Director
           Stock Option Plan
         Various Written Compensation Contracts Relating to Options Granted to Employees of Conduit Communications Ltd.


Ladies and Gentlemen:

    At your request, we have examined the Registration Statement on Form S-8 executed by you on November 2, 1999, and to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 6,524,467 shares of your class A common stock, $.01 par value (the "Common Stock") which will be issuable under the above-referenced plans and compensation contracts (the "Plans").

    As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the assumption of the Plans by Razorfish, Inc., and such documents as we have deemed necessary to render this opinion, in connection with the acquisition of International Integration Incorporated by Razorfish, Inc.

    Based upon the foregoing, it is our opinion that the Common Stock, when issued and outstanding pursuant to the terms of the Plans, will be validly issued, fully paid and non-assessable.

   We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                             Very truly yours,


                             /s/ Morrison & Foerster LLP
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